As filed with the Securities and Exchange Commission on September 12, 2005
                                    Registration Nos. 333-111064, 333-111064-01

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -----------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      -----------------------------------

                             WYNN RESORTS, LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

             Nevada                                     46-0484987
 (State or Other Jurisdiction                 (IRS Employer Identification No.)
  of Incorporation or Organization)

                         3131 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109
                                 (702) 770-7555
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                              and Other Registrant
                 (See Table of Other Registrants Listed Below)

                                Ronald J. Kramer
                             Wynn Resorts, Limited
                         3131 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109
                                 (702) 770-7555
      (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, Of Agent For Service)

                      -----------------------------------

                                With Copies To:

       Marc H. Rubinstein                         Jerome L. Coben
      Wynn Resorts, Limited            Skadden, Arps, Slate, Meagher & Flom LLP
 3131 Las Vegas Boulevard South          300 South Grand Avenue, Suite 3400
     Las Vegas, Nevada 89109               Los Angeles, California 90071
         (702) 770-7555                          (213) 687-5000

                      -----------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         -----------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


=======================================================================================

                           TABLE OF OTHER REGISTRANTS
----------------------------------------------------------------------------------------
   Exact Name of Registrant      State or Other Jurisdiction of      IRS Employer
 as Specified in its Charter*    Incorporation or Organization     Identification No.
----------------------------------------------------------------------------------------
Wynn Resorts Funding, LLC                Nevada                         57-1175569
----------------------------------------------------------------------------------------

*  The address and telephone number of the principal executive offices of Wynn
   Resorts Funding, LLC are the same as those of Wynn Resorts, Limited.

==========================================================================================

                                EXPLANATORY NOTE

         Wynn Resorts, Limited ("Wynn Resorts") and Wynn Resorts Funding, LLC (the "Guarantor") previously filed a Registration Statement on Form S-3 (File Nos. 333-111064, 333-111064-01) on December 10, 2003, which was then amended by
(i) Amendment No. 1 filed on February 2, 2004, (ii) Post-Effective Amendment No. 1 filed on March 17, 2004 and (iii) Post-Effective Amendment No. 2 filed on May 20, 2004 (as so amended, the "Registration Statement"), which registered:

     o $250,000,000 aggregate principal amount of Wynn Resorts' 6% Convertible Subordinated Debentures due 2015 (the "Debentures");

     o    the guarantees of the Debentures by the Guarantor; and

     o shares of Wynn Resorts' common stock, par value $0.01 per share, issuable upon conversion of the Debentures.

         The purpose of this Post-Effective Amendment No. 3 to the Registration Statement is to remove from registration any securities previously registered under the Registration Statement that remain unsold as of the effectiveness of this Post-Effective Amendment No. 3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on this 12th day of September, 2005.

                                        WYNN RESORTS, LIMITED


                                        By: /s/ Stephen A. Wynn
                                            -------------------------------
                                            Stephen A. Wynn
                                            Chairman of the Board and Chief
                                            Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated, on September 12, 2005.

   /s/ Stephen A. Wynn                  Chairman of the Board, Chief Executive
------------------------------             Officer and Director
Stephen A. Wynn                            (Principal Executive Officer)

   /s/ John Strzemp                     Executive Vice President, Chief
------------------------------             Financial Officer and Treasurer
John Strzemp                               (Principal Financial and Accounting
                                           Officer)

*                                       Vice Chairman of the Board
------------------------------
Kazuo Okada

*                                       President and Director
------------------------------
Ronald J. Kramer

*                                       Director
------------------------------
Robert J. Miller

*                                       Director
------------------------------
John A. Moran

*                                       Director
------------------------------
Alvin V. Shoemaker

*                                       Director
------------------------------
Kiril Sokoloff

*                                       Director
------------------------------
D. Boone Wayson

*                                       Director
------------------------------
Elaine P. Wynn

*                                       Director
------------------------------
Stanley R. Zax

*                                       Director
------------------------------
Allan Zeman

* By:  /s/ Marc H. Rubinstein
       -----------------------
       Marc H. Rubinstein
       Attorney-in-fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on this 12th day of September, 2005.

                                          WYNN RESORTS FUNDING, LLC

                                          By: Wynn Resorts, Limited

                                          By:  /s/ Stephen A. Wynn
                                               ------------------------------
                                               Stephen A. Wynn
                                               Chairman of the Board and Chief
                                               Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated, on September 12, 2005.


  /s/ Stephen A. Wynn                   Chairman of the Board, Chief Executive
----------------------------              Officer and Director of registrant's
Stephen A. Wynn                           member Wynn Resorts, Limited
                                          (Principal Executive Officer)


 /s/ John Strzemp                       Executive Vice President, Chief
---------------------------               Financial Officer and Treasurer of
John Strzemp                              registrant's member Wynn
                                          Resorts, Limited
                                          (Principal Financial and Accounting
                                          Officer)